UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2013

INTCOMEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134090	65-0893400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Suite A, Miami, FL 33178

(Address of principal executive offices) (Zip Code)

(305) 477-6230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer

On August 23, 2013, Juan Carlos Riojas tendered his resignation as Chief Financial Officer of Intcomex, Inc. (the “Company”), to be effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2013.

Mr. Riojas’ resignation is not a result of a disagreement with the Company or any officer or director of the Company, or any matter with respect to the Company’s operations, policies, practices or public disclosures.

On August 29, 2013, the Company issued a press release announcing the Chief Financial Officer’s resignation. A copy of press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated August 29, 2013, announcing the departure of Juan Carlos Riojas as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

Date: August 29, 2013	By:	/s/ Michael F. Shalom
	Name:	Michael F. Shalom
	Title:	President & Chief Executive Officer

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